AMENDMENT TO STOCK SALE AND PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK SALE AND PURCHASE AGREEMENT ("Amendment") is made and entered into this 31st day of May, 2008, by and between Stacey Holland, Gail Holland and Valerie Heidel (hereinafter referred to, individually and collectively, as "Sellers"), which Sellers own all of the issued and outstanding shares of stock of Southern Medical & Mobility, Inc., an Alabama Corporation, whose mailing address is 7970 Ziegler Blvd, Mobile, Alabama 36608, and HASCO Holdings, LLC, a Texas limited liability company, whose mailing address is 14809 Hampton Court, Dallas, Texas 75254 ("Buyer"), and Southern Medical & Mobility, Inc., an Alabama Corporation (the "Company").

WITNESSETH:

WHEREAS, Sellers, Buyer and the Company previously entered into a Stock Sale and Purchase Agreement dated May 27, 2008 (the "Purchase Agreement"), for the purchase and sale of all of the issued and outstanding capital shares of stock of the Company; and

WHEREAS, the desire to amended the Purchase Agreement as provided herein.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties understand and agree that Buyer has made arrangements for a loan to be made to the Company by Harold Frederick Compton, Sr. at the time of Closing of the transaction contemplated by the Purchase Agreement (the "Acquisition Loan"). At Closing, Sellers will sell to the Company, and the Company shall redeem from the Sellers, all of the Seller's shares of stock in the Company in and for consideration of the payment to Sellers of the total sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00), which amount shall be paid from the proceeds of the Acquisition Loan, and simultaneous with the redemption of the Sellers' shares by the Company, the Company will issue one (1) share of the Company's stock to the Buyer in consideration of payment by Buyer to the Company of a sum of $1.00 per share, the result being that Buyer shall emerge as the sole shareholder of the Company. Sellers warrant and represent to the Company and Buyer that such shares redeemed by the Company from Sellers will be free of all liens, encumbrances, pledges, charges, easements, leasehold interest, security interests or other restrictions of any kind. Each certificate representing the Sellers' shares sold to the Company shall be duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank, at option of the Company and Buyer.

2. Except as amended herein, the Purchase Agreement shall remain in full force and effect.

[SIGNATURE BLOCKS ARE CONTAINED ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the date above written.

SELLERS:

[signature]
Stacey Holland

[signature]
Gail Holland

[signature]
Valerie Heidel

COMPANY:

Southern Medical & Mobility, Inc.,
an Alabama Corporation

By: [signature]

Title: President

BUYER:

HASCO Holdings, LLC,
a Texas limited liability company

By: ______________________

Title: ______________________

NOTARY PAGE: – Stock Sale and Purchase Agreement

STATE OF ALABAMA)

MOBILE COUNTY)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Stacey W. Hogan, is signed to the foregoing instrument and are known to me, acknowledged before me on this day that, being informed on the contents of said instrument(s), he/she executed the same voluntarily.

Given under my hand and official seal this the 2nd day of June, 2008.

My Commission Expires 11/08/09

[signature]
Notary Public

AFFIX SEAL

STATE OF ALABAMA)

MOBILE COUNTY)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Harold E. Compton, Jr., is signed to the foregoing instrument and are known to me, acknowledged before me on this day that, being informed on the contents of said instrument(s), he/she executed the same voluntarily.

Given under my hand and official seal this the 2nd day of June, 2008.

My Commission Expires 11/08/09

[signature]
Notary Public

AFFIX SEAL

ADDENDUM "A"
TO
STOCK SALE AND PURCHASE AGREEMENT

The following addendum is hereby made to the attached Stock Sale And Purchase Agreement dated May 27, 2008 by and between the signed Buyer and Seller on the business known as Southern Medical & Mobility Inc.

1. Buyer understands that Stacey Holland has signed a 'personal guarantee' with several of the Suppliers to Southern Medical & Mobility Inc. Buyer agrees that they will contact and have conversations with these Suppliers to have them remove Stacey Holland's 'personal guarantee' or to substitute their own 'personal guarantee'. Stacey Holland will advise Buyer of the Suppliers that he has signed a 'personal guarantee' with. Buyer agrees to remove the 'personal guarantee' within 30 days from the Closing.

All other terms and conditions of the Stock Sale and Purchase Agreement remain the same.

Receipt of copy of this agreement is acknowledged.

Date: 6/2/08 Date: 6/2/08

Buyer Seller

Buyer

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

090455222

9466301
IRA S. SAUL, PLC
4126 LEONARD DRIVE
FAIRFAX VA 22030-5118

05-12-2009

ATTN: IRA S SAUL, ESQ.

DESCRIPTION	AMOUNT
SOUTHERN MEDICAL ACQUISITION, INC. 4684276	
Franchise Tax Balance	100.00
FILING TOTAL	100.00
SOUTHERN MEDICAL ACQUISITION, INC. 4684276 0250N Merger; Non-Survivor	
Merger	75.00
Receiving/Indexing	50.00
FILING TOTAL	125.00
SOUTHERN MEDICAL & MOBILITY, INC. 4686275 0250S Merger; Survivor	
Data Entry Fee	5.00
Court Municipality Fee, Grgetown	20.00
Surcharge Assessment-Sussex	6.00
Page Assessment-Sussex County	27.00
Expedite Fee, 24 Hour	100.00
FILING TOTAL	158.00
TOTAL CHARGES	383.00
TOTAL PAYMENTS	383.00
SERVICE REQUEST BALANCE	.00

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 05/11/2009
FILED 04:14 PM 05/11/2009
SRV 090455222 - 4684276 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is SOUTHERN MEDICAL & MOBILITY, INC., an Alabama corporation, and SOUTHERN MEDICAL ACQUISITION, INC., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is SOUTHERN MEDICAL & MOBILITY, INC., an Alabama corporation.

FOURTH: The articles of incorporation of the surviving corporation shall be its articles of incorporation.

FIFTH: The merger is to become effective upon its filing date.

SIXTH: The Agreement and Plan of Merger is on file at SOUTHERN MEDICAL & MOBILITY, INC., 1416 West I-65 Service Road South, Mobile, Alabama 36693-5100, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH: SOUTHERN MEDICAL & MOBILITY, INC., the surviving corporation, agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of SOUTHERN MEDICAL ACQUISITION, INC., a Delaware corporation which is a constituent corporation, as well as for enforcement of any obligation of SOUTHERN MEDICAL & MOBILITY, INC., an Alabama corporation which is the surviving corporation, arising from this merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Title 8, Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. The Secretary of State of Delaware shall mail any such process to the surviving corporation at SOUTHERN MEDICAL & MOBILITY, INC., 1416 West I-65 Service Road South, Mobile, Alabama 36693-5100.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 8th day of May, 2009, A.D.

SOUTHERN MEDICAL & MOBILITY, INC.

By: [signature]
Hal Compton, Jr.

Title: Chief Executive Officer and President